Exhibit 5.6

CONSENT OF GLENN R. CLARK & ASSOCIATES LIMITED

We hereby consent to the reliance in this Registration Statement on Form F-10 of AuRico Gold Inc. on our report entitled “El Cubo Gold Silver Mine, Guanajuato, Mexico” dated October 15, 2009.

Dated: October 19, 2011

GLENN R. CLARK & ASSOCIATES LIMITED

By:	/s/ Glenn R. Clark
Name: Glenn R. Clark, P. Eng.
Title: President Glenn R. Clark & Associates Limited